Exhibit 10.2

TRADEWEB MARKETS INC.

2019 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT - NOTICE OF GRANT

(Version 2020)

Tradeweb Markets Inc. (the “Company”), a Delaware corporation, hereby grants to the Grantee set forth below (the “Grantee”) Restricted Stock Units (the “Restricted Stock Units”), pursuant to the terms and conditions of this Notice of Grant (the “Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Award Agreement”), and the Tradeweb Markets Inc. 2019 Omnibus Equity Incentive Plan (the “Plan”).  Capitalized terms used but not defined herein shall have the meaning attributed to such terms in the Award Agreement or, if not defined therein, in the Plan, unless the context requires otherwise.  Each Restricted Stock Unit represents the right to receive one (1) Share at the time and in the manner set forth in Section 5 of the Award Agreement.

Date of Grant:	[]

Name of Grantee:	[]

Number of
Restricted Stock Units:	[]

Vesting:	The Restricted Stock Units shall vest pursuant to the terms and conditions set forth in Section 3 of the Award Agreement.

Vesting Start Date:	[]

The Restricted Stock Units shall be subject to the execution and return of this Notice by the Grantee to the Company within 15 days of the Grantee’s receipt of this Notice (including by utilizing an electronic signature and/or web-based approval and notice process or any other process as may be authorized by the Company). By executing this Notice, the Grantee acknowledges that his or her agreement to the covenants set forth in the Restrictive Covenant Agreement entered into by and between the Grantee and the Company on or about the date hereof is a material inducement to the Company in granting this Award to the Grantee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Notice of Grant as of the Date of Grant set forth above.

TRADEWEB MARKETS INC.

By:
Name:
Title:

GRANTEE

By:
Name: []

[SIGNATURE PAGE TO NOTICE OF RESTRICTED STOCK UNIT GRANT FOR TRADEWEB MARKETS INC. 2019 OMNIBUS EQUITY INCENTIVE PLAN]

Exhibit A

TRADEWEB MARKETS INC.

2019 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT

AWARD AGREEMENT

(Version 2020)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this  “Award Agreement”) is entered into by and among Tradeweb Markets Inc. (the “Company”) and the individual set forth on the signature page to that certain Notice of Grant (the “Notice”) to which this Award Agreement is attached.  The terms and conditions of the Restricted Stock Units granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, shall be as set forth in the Notice and this Award Agreement.  Capitalized terms used but not defined herein shall have the meaning attributed to such terms in the Notice or, if not defined therein, in the Plan.

1.         No Right to Continued Employee Status or Consultant Service

Nothing contained in this Award Agreement shall confer upon the Grantee the right to the continuation of his or her employment, or, in the case of a Consultant or Director, to the continuation of his or her service arrangement, nor shall anything herein interfere with the right of the Company or any of its Subsidiaries or other Affiliates to Terminate the Grantee.

2.         Term of Restricted Stock Units

This Award Agreement shall remain in effect until the Restricted Stock Units have fully vested and been settled or been forfeited by the Grantee as provided in this Award Agreement.

3.         Vesting of Restricted Stock Units

(a)        Vesting Schedule.  Subject to the Grantee’s not having Terminated, except as specifically provided herein or in the Plan,  one-third (1/3) of the Restricted Stock Units shall vest on each of the first, second, and third anniversaries of the Vesting Start Date (each, a “Vesting Date”), subject to the Grantee not having Terminated prior to such anniversary.

(b)        Change in Control. Notwithstanding the foregoing, in the event of a Change in Control, the portion of the Award that has not vested as of the date of the Change in Control shall become fully vested as of the date of the Change in Control, subject to the Grantee not having Terminated prior to the closing of such Change in Control.

(c)        Termination.  Except as set forth in the remainder of this Section 3(c), if the Grantee incurs a Termination for any reason, whether voluntarily or involuntarily, then the portion of the Restricted Stock Units that have not previously vested shall terminate as of the date of the Grantee’s Termination. If the Grantee incurs a Termination for Cause, then the Restricted Stock Units (including, for the avoidance of doubt, Restricted Stock Units that are unvested and vested but not yet settled) shall be forfeited and terminate immediately without consideration upon the effective date of such Termination for Cause.

If the Grantee incurs a Termination (i) without Cause, (ii) due to death or Disability, or (iii) due to his or her Retirement (as defined below), the portion of the Grantee’s Restricted Stock Units that have not previously vested shall continue to vest following the date of the Grantee’s death or Termination in accordance with Section 3(a) hereof. For purposes of this Award Agreement, “Retirement” means a Grantee’s voluntary resignation upon six months’ notice to the Company for any reason after attaining a combination of (A) age 55 with at least 10 years of credited service or (B) age 65 with at least 5 years of credited service.

4.         Dividend Equivalent Rights

The Restricted Stock Units granted hereunder will accumulate dividend equivalent rights in respect of any dividends paid on Shares (on a one Share to one Restricted Stock Unit basis) from the Date of Grant through each Vesting Date. To the extent the Restricted Stock Units that gave rise to any dividend equivalent rights are forfeited pursuant to this Award Agreement or the Plan, those dividend equivalent rights will also be forfeited.  The aggregate dollar amount of dividend equivalent rights accumulated under this Section 4 and not forfeited shall be added to, and be settled at the same time as the related Restricted Stock Units pursuant to Section 5 below.

5.         Settlement of Restricted Stock Units

This Award Agreement shall entitle the Grantee to receive one (1) Share in settlement of each vested Restricted Stock Unit on the first trading date following the applicable Vesting Date  (each such date, the “Settlement Date”),  less a number of Shares having an aggregate Fair Market Value equal to the withholding and employment taxes associated with the settlement of the PRSUs;  provided that, if a “Qualified Change in Control” (as defined below) occurs prior to the settlement of any Restricted Stock Unit,  settlement shall occur at the time(s) and in the same form of consideration as the consideration delivered to the Company’s stockholders in connection with such transaction, to the extent permitted by Code Section 409A.  For purposes of the foregoing, a “Qualified Change in Control” is a Change in Control that also constitutes a change of ownership or effective control of, or in the ownership of a substantial portion of the assets of, the Company for purposes of Code Section 409A. In addition, the Company shall deliver to the Grantee on the Settlement Date a number of Shares having an aggregate Fair Market Value on the Settlement Date equal to any dividend equivalent rights accrued pursuant to Section 4 hereof in respect of the Restricted Stock Units to be settled on the Settlement Date, less a number of Shares having an aggregate Fair Market Value equal to the withholding and employment taxes associated with the settlement of such dividend equivalent rights.

6.         Restrictive Covenants

By signing the Notice, the Grantee acknowledges that he or she has entered into a Restricted Covenant Agreement with the Company on or about the date hereof which supersedes any prior restrictive covenant agreements entered into by the Grantee and the Company (if any).

7.         Prohibited Activities

(a)        No Sale or Transfer. Unless otherwise required by law, the Restricted Stock Units shall not be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind, other than by will or by the laws of descent or distribution; provided,  however, that any transferred Restricted Stock Units will be subject to all of the same terms and conditions as provided in the Plan and this Award Agreement and the Grantee’s estate or beneficiary appointed in accordance with the Plan will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority.

(b)        Right to Terminate Restricted Stock Units and Recovery. The Grantee understands and agrees that the Company has granted the Restricted Stock Units to the Grantee to reward the Grantee for the Grantee’s future efforts and loyalty to the Company and its Affiliates by giving the Grantee the opportunity to participate in the potential future appreciation of the Company.  Accordingly, if (a) the Grantee materially violates the Grantee’s obligations relating to the non-disclosure or non-use of confidential or proprietary information under any Restrictive Agreement to which the Grantee is a party, or (b) the Grantee materially breaches or violates the Grantee’s obligations relating to non-disparagement under any Restrictive Agreement to which the Grantee is a party, or (c) the Grantee engages in any activity prohibited by this Section 7 of this Award Agreement, or (d) the Grantee materially breaches or violates any non-solicitation obligations under any Restrictive Agreement to which the Grantee is a party, or  (e) the Grantee is convicted of a felony against the Company or any of its Affiliates or (f) the Grantee breaches or violates any non-competition obligations under any Restrictive Agreement to which the Grantee is a party (as applicable), then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, exercisable by written notice, to terminate the Restricted Stock Units (including the vested portion of the Restricted Stock Units) without consideration, which shall be of no further force and effect.  “Restrictive Agreement” shall mean (i) for any Grantee who is not a resident of the State of California, any agreement between the Company or any Subsidiary and the Grantee that contains non-competition, non-solicitation, non-hire, non-disparagement, or confidentiality restrictions applicable to the Grantee and (ii) for any Grantee who is a resident of the State of California, any agreement between the Company or any Subsidiary and the Grantee that contains non-solicitation, non-hire, non-disparagement, or confidentiality restrictions applicable to the Grantee.

(c)        Other Remedies. The Grantee specifically acknowledges and agrees that its remedies under this Section 7 shall not prevent the Company or any Subsidiary from seeking injunctive or other equitable relief in connection with the Grantee’s breach of any Restrictive Agreement.  In the event that the provisions of this Section 7 should ever be deemed to exceed the limitation provided by applicable law, then the Grantee and the Company agree that such provisions shall be reformed to set forth the maximum limitations permitted.

8.         No Rights as Stockholder

The Grantee shall have no rights as a stockholder with respect to the Shares covered by the Restricted Stock Units until the effective date of issuance of the Shares and the entry of the Grantee’s name as a shareholder of record on the books of the Company following delivery of the Shares in settlement of the Restricted Stock Units.

9.         Withholding

All payments made pursuant to this Award Agreement shall be subject to all applicable U.S. federal, state and local and applicable non-U.S. tax, social security and similar withholdings. The Grantee shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder. The Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Stock Units, or any payment or transfer under, or with respect to, the Restricted Stock Units and to take such other action as may be necessary in the reasonable opinion of the Board to satisfy all obligations for the payment of such withholding taxes.

10.       Securities Laws

Upon the acquisition of any Shares pursuant to the settlement of the Restricted Stock Units, the Grantee will make such written representations, warranties, and agreements as the Committee may reasonably request in order to comply with securities laws or with this Award Agreement. The Grantee hereby agrees not to offer, sell or otherwise attempt to dispose of any Shares issued to the Grantee upon settlement of the Restricted Stock Units in any way which would: (x) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other county) or to amend or supplement any such filing or (y) violate or cause the Company to violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, or any other Federal, state or local law, or the laws of any other country. The Company reserves the right to place restrictions on any Shares the Grantee may receive as a result of the settlement of the Restricted Stock Units.

11.       Modification, Amendment, and Termination of Restricted Stock Units

Except as set forth in Section 13(b) hereof, this Award Agreement may not be modified, amended, terminated and no provision hereof may be waived in whole or in part except by a written agreement signed by the Company and the Grantee and no modification shall, without the consent of the Grantee, alter to the Grantee’s material detriment or materially impair any rights of the Grantee under this Award Agreement except to the extent permitted under the Plan.

12.       Notices

Unless otherwise provided herein, any notices or other communication given or made pursuant to the Notice, this Award Agreement or the Plan shall be in writing and shall be deemed to have been duly given (i) as of the date delivered, if personally delivered (including receipted courier service) or overnight delivery service, with confirmation of receipt; (ii) on the date of delivery by email to the address indicated or through an electronic administrative system designated by the Company; (iii) one (1) business day after being sent by reputable commercial overnight delivery service courier, with confirmation of receipt; or (iv) three (3) business days after being mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

(a)        If to the Company at the address below:

Tradeweb Markets Inc.
1177 Avenue of the Americas

New York, New York 10036
Attention: Douglas Friedman, General Counsel
Email: Douglas.Friedman@tradeweb.com

(b)        If to the Grantee, at the most recent address or email contained in the Company’s records.

13.       Award Agreement Subject to Plan and Applicable Law

(a)       This Award Agreement is made pursuant to the Plan and shall be interpreted to comply therewith. Any provision of this Award Agreement inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. The Plan shall control in the event there shall be any conflict between the Plan, the Notice, and this Award Agreement, and it shall control as to any matters not contained in this Award Agreement. The Committee shall have authority to construe this Award Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Award Agreement, and to prescribe rules and regulations relating to the administration of this Award.

(b)       For the avoidance of doubt, with respect to any Grantee resident outside of the U.S., if the application of the vesting provisions  as set forth in Section 3  hereof are invalid or impracticable under applicable local law, the terms of Section 3 hereof shall either be amended or be deemed not to apply to such Grantee, as determined in the sole discretion of the Committee. All determinations made and actions taken with respect to this Section 13(b) shall be made in the sole discretion of the Committee.

(c)       This Award Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof, and subject to the exclusive jurisdiction of the courts therein. The Grantee hereby consents to personal jurisdiction in any action brought in any court, federal or state, within the State of Delaware having subject matter jurisdiction in the matter.

14.       Section 409A

The Restricted Stock Units are intended to be compliant with Section 409A of the Code and, accordingly, to the maximum extent permitted, this Award Agreement shall be interpreted in a manner consistent therewith.  Nothing contained herein shall constitute any representation or warranty by the Company regarding compliance with Section 409A of the Code.  The Company shall have no obligation to take any action to prevent the assessment of any additional income tax, interest or penalties under Section 409A of the Code on any Person and none of the Company, its Subsidiaries or Affiliates, nor any of their respective employees or representatives, shall have any liability to the Grantee with respect thereto.

15.       Headings and Capitalized Terms

Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan. Headings are for convenience only and are not deemed to be part of this Award Agreement. Unless otherwise indicated, any reference to a Section herein is a reference to a Section of this Award Agreement.

16.       Severability and Reformation

If any provision of this Award Agreement shall be determined by a court of law of competent jurisdiction to be unenforceable for any reason, such unenforceability shall not affect the enforceability of any of the remaining provisions hereof. In that case, this Award Agreement, to the fullest extent lawful, shall be reformed and construed as if such unenforceable provision, or part thereof, had never been contained herein, and such provision or part thereof shall be reformed or construed so that it would be enforceable to the maximum extent legally possible.

17.       Binding Effect

This Award Agreement shall be binding upon the parties hereto, together with their personal executors, administrator, successors, personal representatives, heirs and permitted assigns.

18.       Entire Agreement

This Award Agreement, together with the Plan, supersedes all prior written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof.  If there is any conflict between the Notice, this Award Agreement and the Plan, then the applicable terms of the Plan shall govern.

19.       Waiver

Waiver by any party of any breach of this Award Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right whether or not of the same or a similar nature. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.